U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 10, 2006


                             NUCLEAR SOLUTIONS, INC.
             (Exact Name of registrant as specified in its Charter)



         Nevada                 0-31959                   88-0433815
------------------------     -------------------      -------------------
(State of Incorporation)     Commission File No.        (IRS Employer
                                                      Identification No.)


5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015
-----------------------------------------------------   ----------
(Address of principal executive offices)                (Zip Code)


Registrants telephone number,( 202 )   787  -  1951
                              -----   -----    ----


                      (Registrants former name and address)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2006, the Board of Directors appointed Kenneth Faith as Chief Financial Officer and Principal Accounting Officer. Mr. Faith will serve on a part-time basis with anticipated conversion to a full-time basis in 2007. Mr. Faith holds a Bachelor of Science Degree in Accounting from Drexel University, Philadelphia, Pennsylvania.

During the past five years, Mr. Faith has held a variety of executive level positions as outlined below:

PFPC,Inc., Wilmington, DE. February 2006-Present. Title: Fund Accounting and Administration Director. Mr. Faith is responsible for financial reporting, budget analysis and client relations for one of the firm's five largest clients, 92 mutual funds, with a combined net assets of $50 billion.

Citco Mutual Fund Services,  Inc., Malvern, PA. March 2003-November 2005. Title:
Chief Operating Officer. Mr. Faith was responsible for daily operations, responses to requests for proposal, business planning and client relations of a start up mutual fund service provider. During Mr. Faith's tenure at Citco he was responsible for tripling service assets and firm revenues.

JP Morgan Fleming Asset Management, New York, NY & Wilmington, DE. March 2002-March 2003. Title: Vice President, Fund Financial Intermediaries Operations Quality & Analysis. Mr. Faith's responsibilities included creating analytical reporting for business monitoring, evaluating process flows for efficiency, coordinating with internal and external auditors and performing consulting services for the entire Fund organization. His additional responsibilities included establishing infrastructure to support launch and distribution of new products, improving operational workflows, insuring effective project implementation focused on reducing operational risk.

JP Morgan Fleming Asset Management, London, United Kingdom, February 2001-March 2002. Title: Vice President, United States Fund Transfer Agency. Mr. Faith was responsible for the management of the Transfer Agent control and operations units. These units processed shareholder transactions for pooled investment product lines with assets in excess of $160 billion, including registered mutual funds and private funds. He managed a 32 person staff and was responsible for process model improvement, vendor management, measuring and controlling business lines risks, and department budgets.

JP Morgan Asset Management,  London,  United Kingdom August  2000-February 2001.
Title: Assistant Vice President, Mutual Funds Division. Mr. Faith managed a professional staff of 20 individuals from eight countries. His management duties included the daily oversight of vendors performing fund accounting for seventeen portfolios with net assets in excess of 35 billion Euros during liftout and conversion of fund accounting and custody services. Oversight included general accounting ledger activity and financial proofs for single/multiclass hedge funds.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Faith, however, the board of directors has authorized the issuance of 75,000 restricted shares as initial compensation for Mr. Faith's commitment to join the company. Mr. Faith is 37 years old.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Nuclear Solutions, Inc.
Dated: October 10, 2006

                                         /s/ Patrick Herda
                                         -----------------
                                         By: Patrick Herda
                                         Title: President